EXHIBIT 10.9

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED AGREEMENT, DATED AS OF JULY 13, 2001. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED, EXCEPT IN STRICT ACCORDANCE WITH THE TERMS OF SUCH AGREEMENT. A TRANSFEREE OF THIS NOTE SHALL BE BOUND BY SUCH AGREEMENT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE HOLDER OF THIS NOTE.

This note was issued with “original issue discount.” The total amount of the original issue discount, the issue date, and the yield to maturity on the issue date will be provided in writing to the holder hereof promptly upon request to ATX Technologies, Inc.,

8550 Freeport Parkway, Irving, Texas 75063,

attention Chief Financial Officer.

AMENDED AND RESTATED CONVERTIBLE NOTE

AMENDED AND RESTATED CONVERTIBLE NOTE (this “Note”), dated as of July 13, 2001, between ATX TECHNOLOGIES, INC., a Texas corporation (“Maker” or “Company”), and James R. Leininger, an individual residing in San Antonio, Texas, or his assigns (“Payee”).

WHEREAS, the Company, Payee and Vodafone TeleCommerce GmbH, a German limited liability company (“VTC”), have entered into a Series C and D Convertible Preferred Stock Share Subscription Agreement dated as of July 6, 2001 (the “Subscription Agreement”), pursuant to which Payee will purchase and the Company will sell, subject to the terms and conditions thereof, shares of the Company’s Series C Convertible Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), and VTC will purchase and the Company will sell, subject to the terms and conditions thereof, shares of the Company’s Series D Convertible Preferred Stock, par value $.0l per share (the “Series D Preferred Stock”); and

WHEREAS, Maker and Payee desire to amend certain terms of and restate in its entirety the Convertible Note, dated June 28, 1999, as amended by the First Amendment to Convertible Note, dated December 31, 2000 (the “Convertible Note”), by and between Maker and Payee, to defer the payment of accrued interest under such Convertible Note, to permit Payee to convert such deferred interest into Series C Preferred Stock, and to otherwise amend certain rights and obligations of Maker and Payee in light of the terms of the Subscription Agreement; and

WHEREAS, as of May 31, 2001, the principal amount outstanding on the Convertible Note was $28,213,283.08, and the accrued interest outstanding on the Convertible Note was $2,127,630.21; and

WHEREAS, as of the date hereof, Payee is exchanging $5,000,000 of the outstanding principal under the Convertible Note pursuant to the Subscription Agreement and in connection with the Closing (as defined in the Subscription Agreement); and

WHEREAS, as of the date hereof, after giving effect to exchange of principal referred to above, the principal amount outstanding under the Convertible Note will be $23,213,283.08; and

WHEREAS, the execution by Maker of this Note is a condition to VTC’s purchase of Series D Preferred Stock under the Subscription Agreement.

NOW, THEREFORE, FOR VALUE RECEIVED, Maker hereby promises to pay to Payee, on or before June 28, 2004 (the “Termination Date”), the aggregate unpaid principal amount outstanding under this Note, with interest specified herein.

This Note is subject to the following provisions, terms and conditions:

1. Definitions.

As used herein the following terms have the respective meanings set forth below:

“Business Day” shall mean a day of the year on which national banks in the San Antonio, Texas area are open for business.

“Deferred Interest” shall mean all accrued interest on this Note outstanding on the date hereof plus all interest on this Note accruing after the date hereof through December 31, 2002.

“Maximum Rate” shall mean the highest lawful rate of interest permitted to be charged or contracted for in transactions of this type under applicable law.

“Past Due Rate” shall mean, on any day, a rate per annum equal to the lesser of (i) 12% per annum or (ii) the Maximum Rate.

“Series D Early Redemption Period” shall have the meaning specified in Section 6 of the Statement of Resolution Establishing Series D Convertible Preferred Stock of ATX Technologies, Inc., filed with the Secretary of State of Texas, as amended from time to time, which sets forth the relative rights, preferences and limitations of the Series D Preferred Stock.

“Termination Date” shall mean the final maturity date of this Note on which all outstanding principal and accrued interest hereunder is due and payable (as such maturity date may be accelerated under the terms of this Note or otherwise).

Without notice to Maker or anyone else, the Past Due Rate and the Maximum Rate shall each automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law, respectively, fluctuate, subject always to limitations contained in this Note.

2. The Draws.

Maker’s ability to draw funds has expired. Maker may not draw any more funds under this Note.

3. Interest and Payment.

Interest on this Note shall accrue from the date hereof on the unpaid principal at the rate of 9.00% per annum, compounding quarterly, subject to the provisions hereof limiting interest to the Maximum Rate. Payment of accrued interest shall be deferred until December 31, 2002, at which time the Deferred Interest shall be due and payable. Notwithstanding the foregoing sentence, so long as any share of Series D Preferred Stock remains outstanding and the Series D Early Redemption Period (defined herein) has not expired, Maker’s obligation to pay the Deferred Interest on December 31, 2002 shall be further deferred, with interest accruing thereon as provided herein, as follows:

(i) If, prior to December 31, 2002, Dr. Leininger has not purchased the full $5,000,000 of Maker’s Series C Preferred Stock in the Subsequent Closings (as defined in the Subscription Agreement), then payment of the Deferred Interest shall be further deferred until no share of Series D Preferred Stock remains outstanding or the Series D Early Redemption Period has expired; or

(ii) If, prior to December 31, 2002, Dr. Leininger has purchased the full $5,000,000 of Maker’s Series C Preferred Stock in the Subsequent Closings, then Maker shall pay the lesser of (a) the balance of the Deferred Interest, or (b) that dollar amount which, as a percentage of the total amount of Deferred Interest, equals the total payments to date in redemption of the Series D Preferred Stock, as a percentage of the total redemption price of the Series D Preferred Stock, Thereafter, and continuing until payment in full of the balance of the Deferred Interest, but not later than the Termination Date, Maker shall make a payment on the balance of the Deferred Interest upon redemption of any shares of Series D Preferred Stock in an amount equal to that dollar amount which, when added to all previous payments of Deferred Interest, as a percentage of the total amount of Deferred Interest, equals the total payments to date in redemption of the Series D Preferred Stock, as a percentage of the total redemption price of the Series D Preferred Stock.

Any amount of Deferred Interest that has been deferred after December 31, 2002, pursuant to the restriction on payment set forth in clause (i) or (ii) above, as applicable, shall be due and payable immediately upon the lapse of such restriction. Any amount of the Deferred Interest which has been deferred in accordance with this section shall not be considered past due and shall accrue interest at the rate of 9% in the same manner applicable to the unpaid principal as set forth above.

The amount of Deferred Interest shall be reduced in accordance with any and all elections by Payee from time to time and at any time to convert all or any portion of the Deferred Interest into shares of Series C Preferred Stock in accordance with Section 5 below.

Interest accruing under this Note after December 31, 2002, including interest accrued after such date on the unpaid Deferred Interest, shall be due and payable quarterly, commencing March 28, 2003 and on the 28th day of every third month thereafter until June 28, 2004, at which time all outstanding principal and accrued but unpaid interest thereon shall be due and payable.

Interest will be calculated on the unpaid principal to the date of each payment. Each payment will be credited first to the accrued interest and then to reduction of principal.

Maker shall inquire whether Payee will elect to have interest payable in Common Stock (as defined below). At least 30 days prior to Maker’s remittance of its quarterly installment payment, Maker shall make a written inquiry to Payee of whether Payee will elect to be paid in Common Stock. This inquiry shall be directed to Mission City Management, Inc., ATTN: Thomas W. Lyles, Jr., 8122 Datapoint Drive, Suite 900, San Antonio, Texas 78229. Maker’s written inquiry shall also state the Conversion Price, with an explanation of any adjustments to the Conversion Price as prescribed by Section 6. The number of shares of Common Stock issued as payment of interest shall be determined by dividing the interest payment by the Conversion Price (as defined in Section 6) in effect on the interest payment date. If Payee elects payment in Common Stock, Payee shall give Maker written notice of this election within 15 days of Maker’s inquiry. Payee’s election shall not be revocable. In the event Payee exercises such conversion rights, certificates representing Common Stock issued as payment therefore shall be delivered within five business days after the Conversion Date (as defined in Section 6).

After default or maturity, past due principal and past due interest to the extent permitted by law shall bear interest at the Past Due Rate.

With at least 45 days’ written notice to Payee, Maker may prepay this Note in whole or in part at any time without penalty or premium. Prepayments shall be applied first to accrued and unpaid interest on this Note, then to the unpaid principal amount of this Note. At any time prior to the prepayment date, Payee shall have the right to exercise the conversion rights set forth in this Section 3 and in Section 6, with respect to the principal to be prepaid.

Payee may demand prepayment of this Note in whole or in part at any time within 30 days after (a) a Funding Event or (b) a “Change Of Control” (as defined below). A “Funding Event” shall mean Maker’s receipt in one or a series of related transactions effected after the date of Closing under the Subscription Agreement of at least $30 million or 150% of the then outstanding principal balance of this Note, whichever is greater. A “Change of Control” shall mean: (i) the acquisition by a single entity or group of affiliated entities, other than James R. Leininger and his affiliates and relatives, of more than 50% of the Common Stock issued and outstanding immediately prior to such acquisition or (ii) the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation.

4. Default.

The occurrence of any one of the following shall be a default under this Note (“Default”):

(a) Any principal, interest or other amount of money due under this Note is not paid in full when due, regardless of how such amount may have become due, and remains unpaid for a period of ten (10) business days following the delivery to Maker by Payee of written notice of the failure of any such amount to be so paid; or

(b) The failure on the part of Maker to observe or perform any of the obligations contained in this Note, provided Payee notified Maker in writing of the breach and Maker failed to cure or remedy within thirty (30) days of the written notice; or

(c) The occurrence of a material adverse change in Maker’s consolidated financial condition, operations, business, properties or prospects of the Maker taken as a whole; or

(d) The Mobile Services Agreement dated December 16, 1998 between Mercedes-Benz of North America, Inc., now known as Mercedes-Benz USA, L.L.C., and Protection One Mobile Services, a division of Protection One Alarm Monitoring, Inc., which assigned the agreement to Maker, is terminated (without having been replaced or superseded); or

(e) A receiver is appointed for Maker or its property; Maker makes an assignment for the benefit of its creditors; any proceedings are commenced by or for Maker under any bankruptcy, insolvency or debtor’s relief law; any proceedings are commenced against Maker under any bankruptcy, insolvency or debtor’s law and such proceedings are not to be vacated or set aside within 60 days from the date of commencement thereof, or Maker is liquidated or dissolved; or

(f) Maker defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of Maker for borrowed money which default results in the acceleration of such indebtedness prior to its express maturity and the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness for borrowed money under which the maturity has been accelerated, exceeds $500,000; or

(g) One or more judgments in an aggregate amount in excess of $500,000 (which are not covered by insurance) are rendered against Maker and such judgments are not discharged, stayed or satisfied within 90 days after such judgments become final and non-appealable.

This Note may be accelerated upon any Default. Upon the occurrence of a Default, other than a Default with respect to Maker described in subsection (e) above, Payee shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof, to exercise its conversion rights under Sections 5 and 6 below, and/or to exercise any of its other rights, powers and remedies then existing under this Note or at law or in equity. Upon the occurrence of a Default with respect to Maker in subsection (e) above, the unpaid principal balance and accrued but unpaid interest on this Note shall automatically become due and payable without demand presentment protest or any other notice of any kind, all of which are expressly waived by the Maker.

5. Conversion Right with Respect to Deferred Interest.

(a) Right to Convert. At any time and from time to time all or any portion of the Deferred Interest on this Note, shall be convertible, at the option of Payee, into such number of fully paid and nonassessable shares of Series C Preferred Stock of Maker as is determined by dividing the Deferred Interest amount to be converted by the Deferred Interest Conversion Price (defined below) at the time of conversion. The price at which shares of Series C Preferred Stock shall be deliverable upon conversion of any or all of the Deferred Interest due under this Note without the payment of additional consideration by Payee (the “Deferred Interest Conversion Price”) shall initially be $1.65. The Deferred Interest Conversion Price shall be subject to adjustment as provided in this Section 5.

In the event of a liquidation of the Company, the conversion rights provided in this Section 5 shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Common Stock.

(b) Fractional Shares. No fractional shares of Series C Preferred Stock shall be issued upon conversion of any such interest or principal amount due under this Note. In lieu of fractional shares, the Company shall pay to Payee an amount in cash equal to such fraction multiplied by the then effective Deferred Interest Conversion Price. The determination as to whether any fractional shares are issuable shall be based upon the total amount due under this Note being converted at any one time by Payee.

(c) Mechanics of Conversion. In order to convert any Deferred Interest due under this Note into shares of Series C Preferred Stock pursuant to the optional conversion rights provided herein, Payee shall make a written request for conversion substantially in the form of Annex II attached hereto. Such conversion notice shall state Payee’s name or the names of the nominees in which Payee wishes the certificate or certificates for shares of Series C Preferred Stock to be issued. The date of the receipt of the duly executed request for conversion in the form of Annex II by the transfer agent or the Company, as the case may be, shall be the “Deferred Interest Conversion Date.” The Company shall, as soon as practicable but no later than five business days after the Deferred Interest Conversion Date, issue and deliver at such office to Payee, or to Payee’s nominees, a certificate or certificates for the number of shares of Series C Preferred Stock to which Payee shall be entitled, together with cash in lieu of any fraction of a share for the portion converted.

(d) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date (as defined in Section 6(d) below) effect a subdivision or combination of the Series C Preferred Stock, the Deferred Interest Conversion Price shall be proportionately decreased or increased, as the case may be. Any adjustments under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(e) Adjustment for Reorganization, Reclassification or Exchange. If the Series C Preferred Stock issuable upon conversion of this Note shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or another entity, whether by capital reorganization, merger, consolidation, reclassification, sale of assets or otherwise (other than a subdivision or combination of shares provided for above), then and in each such event Payee shall have the right to convert the Deferred Interest into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, merger, consolidation, reclassification, sale of assets or other change, by holders of the number of shares of Series C Preferred Stock into which the Deferred interest might have been converted immediately prior to such capital reorganization, merger, consolidation, reclassification, sale of assets or change, all subject to further adjustment as provided herein.

(f) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable to the holders of Series C Preferred Stock in shares of Series C Preferred Stock, then and in each such event the Deferred Interest Conversion Price shall be decreased as of the time of such issuance, by multiplying the Deferred Interest Conversion Price by a fraction:

(i) the numerator of which shall be the total number of shares of Series C Preferred Stock issued and outstanding immediately prior to the time of such issuance, and

(ii) the denominator of which shall be the total number of shares of Series C Preferred Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Series C Preferred Stock issuable in payment of such dividend or distribution.

(g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable to the holders of Series C Preferred Stock in securities of the Company other than shares of Series C Preferred Stock, then and in each such event provision shall be made so that Payee shall receive upon conversion of the Deferred Interest in addition to the number of shares of Series C Preferred Stock receivable thereupon, the amount of securities of the Company that they would have received had the Deferred Interest been converted into Series C Preferred Stock on the record date of such event or the date of such event if no record date is established and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of Payee.

(h) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all time in good faith assist in the carrying out of all the provisions of this Section 5 and in taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Payee against impairment.

(i) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Deferred Interest Conversion Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Payee a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon written request at any time of any holder hereof, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Deferred Interest Conversion Price then in effect, and (3) the number of shares of Series C Preferred Stock and the amount, if any, of other property which then would be received upon Conversion of this Note.

(j) Notice of Record Date. In the event:

(i) that the Company declares a dividend (or any other distribution) on its Series C Preferred Stock payable in Series C Preferred Stock or other securities of the Company;

(ii) of any reclassification of the Series C Preferred Stock of the Company (other than a subdivision or combination of its outstanding shares of Series C Preferred Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

(iii) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office and shall cause to be mailed to the holder hereof at its last addresses as shown on the records of the Company, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

a) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Series C Preferred Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

b) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Series C Preferred Stock of record shall be entitled to exchange their shares of Series C Preferred Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

Failure to give such notice shall not, however, affect the validity of the action taken.

6. Conversion Right with Respect to Unpaid Principal and Accrued Interest.

(a) Right to Convert. Subject to the conversion rights under Section 5 above, accrued interest on and unpaid principal of this Note shall be convertible, at the option of Payee, at any time and from time to time, into such number of fully paid and nonassessable shares of Common

Stock of Maker, $0.01 par value per share (the “Common Stock”) as is determined by dividing the amount to be converted by the Conversion Price (as defined below) in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of any such interest and principal amounts due under this Note without the payment of additional consideration by Payee (the “Conversion Price”) shall initially be $5.00. The Conversion Price, and the rate at which any such interest and principal amounts due under this Note may be converted into shares of Common Stock, shall be subject to adjustment as provided in this Section 6. Payee may not elect to convert less than all unpaid interest due on the Conversion Date (as defined below), while Payee may elect to covert any principal amount, but not less than $100,000, due on the Conversion Date. Payee shall not elect to convert any principal amount of this Note without also electing to convert the accrued but unpaid interest on such principal amount to be converted. Notwithstanding Section 3 above, from and after each partial conversion of principal of this Note, the scheduled payments shall be appropriately adjusted based on a new amortization schedule of equal quarterly payments of principal and interest over the remaining term of the Note.

In the event of a liquidation of the Company, the conversion rights provided in this Section 6 shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Common Stock.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of any such interest or principal amount due under this Note. In lieu of fractional shares, the Company shall pay to Payee an amount in cash equal to such fraction multiplied by the then effective Conversion Price. The determination as to whether any fractional shares are issuable shall be based upon the total amount due under this Note being converted at any one time by Payee.

(c) Mechanics of Conversion.

(i) In order to convert any such interest and principal amounts due under this Note into shares of Common Stock pursuant to the optional conversion rights provided herein, Payee shall surrender this Note at the office of the transfer agent (or at the principal office of the Company if the Company serves as its own transfer agent), together with Payee’s written request for conversion substantially in the form of Annex I attached hereto. Such conversion notice shall state Payee’s name or the names of the nominees in which Payee wishes the certificate or certificates for shares of Common Stock to be issued. The date of receipt of this Note and the duly executed request for conversion in the form of Annex I by the transfer agent or the Company, as the case may be, shall be the conversion date (“Conversion Date”). The Company shall, as soon as practicable but no later than five business days after the Conversion Date, issue and deliver at such office to Payee, or to Payee’s nominees, a certificate or certificates for the number of shares of Common Stock to which Payee shall be entitled, together with cash in lieu of any fraction of a share for the portion converted, and a new Note in the form hereof for the balance of the principal amount hereof.

(ii) The Company shall at all times during which this Note shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definitions. For purposes of this subsection 6(d), the following definitions shall apply:

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subsection 6(d)(iii) below, deemed to be issued) by the Company after the Original Issue Date (as defined below), other than shares of Common Stock issued or issuable:

(A) as a dividend or distribution on the Common Stock resulting in an adjustment pursuant to subsection 6(e), (f), (g) or (h) below;

(B) upon issuance or conversion of the shares of Series C Preferred Stock issued pursuant to the Subscription Agreement or this Note;

(C) upon issuance or exercise of either of the “Purchase Options” referred to in Section 4 of the Reimbursement Agreement entered into by Maker and Payee pursuant to the Subscription Agreement;

(D) to directors, officers or employees of, or individuals who are consultants or advisors to, the Company or any subsidiary of the Company pursuant to a stock option plan, restricted stock plan, stock purchase plan or other employee benefit plan approved by the Board of Directors in connection with services to the Company; or

(E) pursuant to the exercise of Rights to Acquire Common Stock (as defined below) or the conversion or exchange of Convertible Securities (as defined below) which are outstanding on the Original Issue Date (as defined below).

“Base Price” shall initially mean $4.00 and shall be subject to adjustment as provided in subsections 6(e) and 6(f).

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

“Dilution Price” shall mean, as of any date, the lesser of the Base Price and the Conversion Price in effect on such date.

“Original Issue Date” shall mean June 28, 1999, the original issuance date of this Note.

“Rights to Acquire Common Stock” (or “Rights”) shall mean all rights issued by the Company to acquire Common Stock whether by exercise of a warrant, option or similar call or conversion of securities.

(ii) No Adjustment of Conversion Price. Adjustment in the Conversion Price shall be made as a result of the issuance of Additional Shares of Common Stock unless prior to such issuance, the Company receives written notice from Payee agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock.

(iii) Issuance of Securities Deemed Issuance of Additional Shares of Common Stock. If the Company at any time or from time to time after the Original Issue Date shall issue any Convertible Securities or other Rights to Acquire Common Stock, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full exercise of such Rights or, in the case of Convertible Securities, the full conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A) No further adjustment in the Conversion Price shall be made upon the subsequent issuance of shares of Common Stock upon the exercise of such Rights or conversion or exchange of such Convertible Securities;

(B) Upon the expiration or termination of any such unexercised Right to Acquire Common Stock or the expiration or termination of the right to convert or exchange any such Convertible Security which are still outstanding, the Conversion Price shall be readjusted, and the Additional Shares of Common Stock deemed issued as the result of the original issue of such Right or Convertible Security shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price; and

(C) In the event of any change in the number of shares of Common Stock issuable upon the exercise of any such Right to Acquire Common Stock or the conversion or exchange of any such Convertible Security, in accordance with the terms of such Right or Convertible Security, other than the Excluded Securities (defined below), the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment that was made upon the issuance of such Right to Acquire Common Stock or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such Right or the conversion or exchange of any such Convertible Security. “Excluded Securities” means the Company’s Series A Convertible Preferred Stock, the Company’s Series B Convertible Preferred, the Secured Convertible Note dated August 25, 1999, payable to Protection One Alarm Monitoring, Inc. and the three

Amended and Restated Warrants issued to James R. Leininger currently with the date of this Amended and Restated Note.

(iv) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. If the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 6(d)(iii), but excluding shares issued upon a stock split or combination as provided in subsection 6(e) or as a dividend or distribution as provided in subsection 6(f)) without consideration or for a consideration per share less than the Dilution Price in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (a) the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as provided below) immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at an amount equal to the Dilution Price; and (b) the denominator of which shall be (1) the number of shares of Common Stock deemed outstanding (as provided below) immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued. For purposes of the preceding sentence, the number of shares of Common Stock deemed outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which this Note could be converted if fully converted on the day immediately preceding the given date, and (C) the number of shares of Common Stock issuable upon the full exercise of Rights and the full conversion or exchange of Convertible Securities (other than this Note) outstanding on the day immediately preceding the given date.

Notwithstanding the foregoing, the applicable Conversion Price shall not be reduced if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

(v) Determination of Consideration. For purposes of this subsection 6(d), the consideration received by the Company for the issuance of any Additional Shares of Common Stock shall be computed before deduction for discounts, commissions or expenses, as follows:

(A) Cash and Property. Such consideration shall:

(1) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

(2) insofar as it consists of property, services or other non-cash consideration, be computed at the fair market value thereof at the time of such issue, as determined iii good faith by the Board of Directors; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

(B) Rights and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 6(d)(iii), relating to Rights and Convertible Securities, shall be determined by dividing:

(1) the total amount, if any, received or receivable by the Company as consideration for the issue of such Rights or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the full exercise of such Rights or the full conversion or exchange of such Convertible Securities, by

(2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the full exercise of such Rights or the full conversion or exchange of such Convertible Securities.

(e) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price and the Base Price then in effect immediately before that subdivision shall each be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price and the Base Price then in effect immediately before the combination shall each be proportionately increased. Any adjustments under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(f) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable to the holders of Common Stock in shares of Common Stock, then and in each such event the Conversion Price and the Base Price shall each be decreased as of the time of such issuance, by multiplying the Conversion Price and the Base Price, respectively, by a fraction:

(i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and

(ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(g) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue a dividend or other distribution payable to the holders of Common Stock in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that Payee shall receive upon conversion hereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company that they would have received had this Note been converted into Common Stock on the record date of such event or the date of such event if no record date is established and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period given application to all adjustments called for during such period, under this paragraph with respect to the rights of Payee.

(h) Adjustment for Reorganization, Reclassification, or Exchange. If the Common Stock issuable upon the conversion of this Note shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or another entity, whether by capital reorganization, merger, consolidation, reclassification, sale of assets or otherwise (other than a subdivision or combination of shares or stock dividend provided for above), then and in each such event Payee shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, merger, consolidation, reclassification, sale of assets or other change, by holders of the number of shares of Common Stock into which this Note might have been converted immediately prior to such capital reorganization, merger, consolidation, reclassification, sale of assets or change, all subject to further adjustment as provided herein.

(i) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Payee against impairment.

(j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Payee, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Company shall, upon written request at any time of any holder hereof, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of this Note.

(k) Notice of Record Date. In the event:

(i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

(ii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

(iii) of the involuntary or voluntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at its principal office and shall cause to be mailed to the holder hereof at its last addresses as shown on the records of the Company, at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating:

a) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

b) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

Failure to give such notice shall not, however, affect the validity of the action taken.

7. Mandatory Conversion.

Upon the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Maker (a “Public Offering”), (a) the entire unpaid balance of the Deferred Interest shall convert automatically into the number of shares of Common Stock into which the shares of Series C Preferred Stock to which Payee would be entitled upon the conversion of such balance pursuant to Section 5 are then convertible, and (b) the entire unpaid principal balance, plus all accrued but unpaid interest, shall convert automatically into the number of shares of Common Stock into which such outstanding principal plus interest is then convertible pursuant to Section 6, all without any further action by Payee.

8. General Provisions.

Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business

Day, and such extension of time shall be included in the computation of the amount of interest then payable.

All principal, interest and other sums payable under this Note shall be paid, not later than 5:00 p.m. (San Antonio, Texas time) on the day when due, in immediately available funds in lawful money of the United States of America. Any payment under this Note other than in the required amount in good, unrestricted U.S. funds immediately available to Payee shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by or made available to Payee in such funds and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

All payments made as scheduled on this Note shall be applied, to the extent thereof, first to accrued but unpaid interest and the balance to unpaid principal.

Maker and all sureties, endorsers and guarantors, if any, and any other party hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notices which are specifically required by this Note), filing of suit and diligence in collecting this Note or enforcing any of the security heretofore; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that Payee shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security heretofore; and (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them.

Neither the failure by Payee to give notice of default as provided in Section 4 nor the failure to exercise, nor delay by Payee in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default shall be construed as a waiver of such Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by Payee of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and Payee shall, in addition to the rights and remedies provided herein, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies.

It is the intent of Maker and Payee to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Payee and Maker are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest then taken, reserved, contracted for, charged or received under this Note or otherwise, exceed the Maximum Rate. If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Rate, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Maximum Rate, without the necessity of execution of any amendment or new document. If Payee shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Rate amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of this Note or any other indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Payee does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Payee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Rate.

This Note may not be changed, amended or modified without: (a) a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought; and (b) the approval of 75% of the Maker’s entire board of directors.

THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

[signatures on next page]

IN WITNESS WHEREOF, Maker and Payee have duly executed this Amended and Restated Convertible Note as of the date first above written.

ATX TECHNOLOGIES, INC.

By:

Steven A. Millstein, President and CEO

JAMES R. LEININGER

IN WITNESS WHEREOF, Maker and Payee have duly executed this Amended and Restated Convertible Note as of the date first above written.

ATX TECHNOLOGIES, INC.

By:

Steven A. Millstein, President and CEO

JAMES R. LEININGER

Annex I

[Form of Conversion Notice]

To ATX Technologies, Inc.:

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof below designated, into shares of Common Stock of ATX Technologies, Inc. in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon the conversion and any Note representing any unconverted amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below (in which case the terms and conditions of transfer shall have been complied with). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature

Fill in for registration of shares of Common Stock and Note if to be issued otherwise than to the registered holder.

Name

Social Security or other Taxpayer Identification Number

Amount to be Converted

$

Please print name and address (including zip code number)

Annex II

[Farm of Deferred Interest Conversion Notice]

To ATX Technologies, Inc.:

The undersigned owner of this Note hereby irrevocably exercises the option to convert the Deferred Interest due and payable under this Note, or the portion hereof below designated, into shares of Series C Preferred Stock of ATX Technologies, Inc. in accordance with the terms of the Note, and directs that the shares issuable and deliverable upon the conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below (in which case the terms and conditions of transfer shall have been complied with). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Signature

Fill in for registration of shares of Series C Preferred Stock and Note if to be issued otherwise than to the registered holder.

Name

Social Security or other Taxpayer Identification Number

Amount to be Converted

$

Please print name and address (including zip code number)